UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 25, 2023 CQENS Technologies Inc. (the “Company”) was informed that the US Patent and Trademark Office has issued the Company two new patents. US Patent No. 11,632,981 was issued for its high temperature, non-combusting Heat not Burn (“HnB”) technology, marking the fourth US patent for this technology and the seventh such patent including the Company’s HnB patents issued in Japan, South Korea and Singapore. The Company now has 35 patents and pending patents for this high temperature vaporizing technology. Among the applications of this patented and patent-pending technology are those for Heat-not-Burn (HnB®) tobacco systems.

Additionally, US Patent No. 11,622,985 was recently issued to the Company for a low temperature, vaporized motion sickness antidote. The Company now has a portfolio of 31 patents and pending patents for the low temperature, vaporization and related medicant technology. This portfolio includes IP around device designs and around a variety of proprietary formulations containing herbal and pharmaceutical preparations designed to address public and consumer health and wellness issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date:	April 26, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President